Exhibit 14.2

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights – FMO/Target” and “Financial Statements” and to the incorporation by reference in this Registration Statement (Form N-14) (Pre-effective Amendment No. 1 to File No. 333-260457) of Kayne Anderson Energy Infrastructure Fund, Inc. of our report dated February 23, 2021 on the financial statements and financial highlights of Fiduciary/Claymore Energy Infrastructure Fund included in its November 30, 2020 Annual Report to Shareholders on Form N-CSR.

/s/ Ernst & Young LLP

Tysons, Virginia

December 22, 2021